Exhibit 3.19

Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ADVANCED DISPOSAL SERVICES ALABAMA EATS, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TENTH DAY OF JUNE, A.D. 2002, AT 12 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “SUNFLOWER EATS, LLC” TO “ADVANCED DISPOSAL SERVICES ALABAMA EATS, LLC”, FILED THE TWENTIETH DAY OF JULY, A.D. 2007, AT 1:21 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ADVANCED DISPOSAL SERVICES ALABAMA EATS, LLC”.

3534768 8100H

121187088

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9956777

DATE: 11-01-12

CERTIFICATE OF FORMATION

OF

SUNFLOWER EATS, LLC

ARTICLE I—NAME

The name of this Limited Liability Company is SUNFLOWER EATS, LLC (the “Company”).

ARTICLE II—INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

ARTICLE III—OPERATING AGREEMENT

The rights and duties of the members of the Company are set forth in the Operating Agreement of the Company.

IN WITNESS WHEREOF, the undersigned authorized person of the Company has executed this Certificate of Formation this 10th day of June, 2002.

Charles R. Curley, Jr.

Authorized Person of Company

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Sunflower EATS, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: Article I—Name The name of this Limited Liability Company is Advanced Disposal Services Alabama EATS, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 20th day of July, A.D. 2007.

By:

Authorized Person(s)

Name: Steven R. Carn, VP

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